                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(b) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  February 18, 1997    (December 5, 1996)
                                                  ---------------------------------------

                                   001-12910
--------------------------------------------------------------------------------
                            (Commission File Number)

                               STORAGE USA, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Tennessee                                     62-1251239
--------------------------------------------------  ----------------------------
        State or other jurisdiction of                     (I.R.S. Employer
        incorporation or organization                    Identification Number)

10440 Little Patuxent Parkway, Columbia, Maryland                21044
--------------------------------------------------  ----------------------------
    (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code  (410) 730-9500
                                                    --------------

EXPLANATORY NOTE: Pursuant to Item 7(a)(4) of Form 8-K, this Form 8-K/A amends the Company's Form 8-K filed on December 19, 1996, to include the historical financial statements and pro forma financial information required by item 7(a) and (b).

ITEM 5: OTHER EVENTS

As previously reported on December 19, 1996, Storage USA, Inc., (the "Company") had, for the period October 16, 1996 through December 19, 1996, consummated the acquisition of 26 self-storage facilities through SUSA Partnership, L.P. ("OP"), a limited partnership in which the Company is the general partner and owns approximately a 95% interest. On December 31, 1996, the Company acquired through OP an additional self-storage facility. The 27 facilities totaling approximately 1,802,000 square feet are located in 9 states and were purchased for approximately $104.4 million.

The Company managed, for a fee, the one facility acquired on November 26, 1996 (indicated with a *). All of the facilities were acquired with cash or units of limited partnership interest in the OP ("Units"). The acquisitions were funded by cash generated from operations, the issuance of Units, the issuance of $100 million of 7.125% Notes of SUSA Partnership, L.P., due November 1, 2003, the assumption of certain mortgages payable, and borrowings under the Company's lines of credit with The First National Bank of Chicago and First Tennessee Bank. Each of the facilities acquired was used by the seller as a self-storage facility prior to its acquisition by the Company, and the Company intends to continue the use of all facilities for that purpose. The Company's management determined the contract price through arms-length negotiations, after taking into consideration such factors as: the age and condition of the facility; the projected amounts of maintenance costs; anticipated capital improvements; the facility's current revenues; comparable facilities competing in the applicable market; market rental rates for comparable facilities; the occupancy rate of the facility; and the estimated amount of taxes, utility costs, personnel costs, and other anticipated expenses.

The following provides certain additional information concerning the 27 facilities acquired:

LOCATION                                SELLER                                                        DATE OF ACQUISITION

Troy, Michigan                          NSS Michigan, LP                                                 October 16, 1996
Grand Rapids, Michigan                  NSS Michigan, LP                                                 October 16, 1996
Grandville, Michigan                    NSS Michigan, LP                                                 October 16, 1996
Mesa, Arizona                           A Advance Stor N Lock                                            October 29, 1996
Sugarland, Texas                        C.W. Hurd, Jr.                                                   November 5, 1996
Nashville, Tennessee                    Haywood Lane Joint Venture                                       November 5, 1996
Nashville, Tennessee                    Murfreesboro Road Joint Venture                                  November 5, 1996
Mesa, Arizona                           White, Howell & Hall, LLC                                        November 5, 1996
Birmingham, Alabama                     Colonial Realty, LP                                             November 12, 1996
Fredricksburg, Virginia                 Westwood Self Storage Park, LP                                  November 15, 1996
Fredricksburg, Virginia                 Four Mile Fork Self Storage                                     November 15, 1996
Stafford, Virginia                      Aquin Self Storage, LP                                          November 15, 1996
Charlottesville, Virginia               RIO-29 Self Storage, LP                                         November 15, 1996
Nashville, Tennessee                    Estate of E. Schatten & The Paul Gold Family Trust              November 18, 1996
Antioch, Tennessee                      Bruce H. Gold & The Paul Gold Family Trust                      November 18, 1996
Nashville, Tennessee                    Bruce H. Gold, et al                                            November 18, 1996
Nashville, Tennessee                    Shirley S. Gold, et al                                          November 18, 1996
Franklin, Tennessee                     Bruce H. Gold & The Paul Gold Family Trust                      November 18, 1996
Sacramento, California                  Chartwell Mini-Storage, LP                                      November 18, 1996
Baltimore, Maryland*                    Terminal Building Associates                                    November 26, 1996
Harrison, New Jersey                    International American Company                                   December 5, 1996
Orange, New Jersey                      Orange Mini-Storage, LP                                          December 5, 1996
Secaucus, New Jersey                    Larosan Enterprises, LLC                                         December 5, 1996
Flanders, New Jersey                    P.F. Rosenberg Assoc. LLC, et al                                 December 5, 1996
Hackensack, New Jersey                  Larosan Enterprises, LLC                                         December 5, 1996
Phoenix, Arizona                        Four S Properties                                               December 17, 1996
Sacramento, California                  Space Shuttle I, LP                                             December 31, 1996  #

# The acquisition of this self-storage facility was not reported in the Company's Form 8-K filed on December 19, 1996.

The following unaudited data related to the facilities is derived from the Company's internal records as of the last day of the month following closing, or the most current information available:

                                          SQUARE        RENT PER     ECONOMIC       PHYSICAL
LOCATION                                    FEET     SQUARE FOOT    OCCUPANCY      OCCUPANCY    TOTAL UNITS   CONTRACT PRICE
--------                                  ------     -----------    ---------      ---------    -----------   --------------
Troy, Michigan                            59,180        $ 11.06           91%            97%            511    $   4,677,000
Grand Rapids, Michigan                    53,943           6.98           91%            95%            638        2,213,000
Grandville, Michigan                      59,754           6.18           86%            90%            599        2,414,000
Mesa, Arizona                             59,825           6.57           74%            90%            602        2,052,000
Sugarland, Texas                          54,910           9.11           46%            54%            478        2,500,000
Nashville, Tennessee                      48,225           6.98           84%            92%            466        1,525,000
Nashville, Tennessee                      35,925           7.13           75%            83%            350        1,250,000
Mesa, Arizona                            122,328           5.47           55%            71%            865        3,355,000
Birmingham, Alabama                       36,250           7.45           70%            74%            272        1,283,000
Fredricksburg, Virginia                   50,258          10.50           64%            71%            564        3,117,000
Fredricksburg, Virginia                   47,475          10.30           66%            74%            471        2,468,000
Stafford, Virginia                        51,286          10.60           67%            73%            469        2,773,000
Charlottesville, Virginia                 46,425          10.66           55%            64%            484        2,763,000
Nashville, Tennessee                      55,432          11.42           75%            82%            538        4,680,000
Antioch, Tennessee                        65,300           8.93           71%            75%            567        3,092,000
Nashville, Tennessee                     101,475           8.25           82%            81%            684        5,302,000
Nashville, Tennessee                     101,875           7.85           64%            68%            699        4,496,000
Franklin, Tennessee                       72,600           7.97           72%            72%            566        3,099,000
Sacramento, California                    77,869           6.76           76%            89%            711        2,356,000
Baltimore, Maryland                       82,174           9.84           81%            85%            846        5,650,000
Harrison, New Jersey                      29,812          19.34           79%            82%            585        2,903,000
Orange, New Jersey                        80,815          18.56           84%            85%          1,018        8,516,000
Secaucus, New Jersey                     117,950          15.23           83%            92%          1,181       10,127,000
Flanders, New Jersey                      25,840          14.44           71%            88%            216        2,207,000
Hackensack, New Jersey                   123,735          17.75           79%            82%          1,482       13,073,000
Phoenix, Arizona                          80,115          10.93           68%            70%            708        4,855,000
Sacramento, California                    61,484           5.77           82%            82%            528        1,670,000
                                        ------------------------------------------------------------------------------------

                                        1,802,260       $ 10.17           75%            80%         17,098    $ 104,416,000
                                        ------------------------------------------------------------------------------------

The following unaudited data related to the facilities is derived from the Company's internal records as of the last day of the month following closing, or the most current information available:

                                          SQUARE        RENT PER     ECONOMIC       PHYSICAL
LOCATION                                    FEET     SQUARE FOOT    OCCUPANCY      OCCUPANCY    TOTAL UNITS   CONTRACT PRICE
--------                                  ------     -----------    ---------      ---------    -----------   --------------
Troy, Michigan                            59,180        $ 11.06           91%            97%            511    $   4,677,000
Grand Rapids, Michigan                    53,943           6.98           91%            95%            638        2,213,000
Grandville, Michigan                      59,754           6.18           86%            90%            599        2,414,000
Mesa, Arizona                             59,825           6.57           74%            90%            602        2,052,000
Sugarland, Texas(1)                       54,910           9.11           46%            54%            478        2,500,000
Nashville, Tennessee                      48,225           6.98           84%            92%            466        1,525,000
Nashville, Tennessee                      35,925           7.13           75%            83%            350        1,250,000
Mesa, Arizona                            122,328           5.47           55%            71%            865        3,355,000
Birmingham, Alabama                       36,250           7.45           70%            74%            272        1,283,000
Fredricksburg, Virginia                   50,258          10.50           64%            71%            564        3,117,000
Fredricksburg, Virginia                   47,475          10.30           66%            74%            471        2,468,000
Stafford, Virginia                        51,286          10.60           67%            73%            469        2,773,000
Charlottesville, Virginia                 46,425          10.66           55%            64%            484        2,763,000
Nashville, Tennessee                      55,432          11.42           75%            82%            538        4,680,000
Antioch, Tennessee                        65,300           8.93           71%            75%            567        3,092,000
Nashville, Tennessee                     101,475           8.25           82%            81%            684        5,302,000
Nashville, Tennessee                     101,875           7.85           64%            68%            699        4,496,000
Franklin, Tennessee                       72,600           7.97           72%            72%            566        3,099,000
Sacramento, California                    77,869           6.76           76%            89%            711        2,356,000
Baltimore, Maryland                       82,174           9.84           81%            85%            846        5,650,000
Harrison, New Jersey                      29,812          19.34           79%            82%            585        2,903,000
Orange, New Jersey                        80,815          18.56           84%            85%          1,018        8,516,000
Secaucus, New Jersey                     117,950          15.23           83%            92%          1,181       10,127,000
Flanders, New Jersey                      25,840          14.44           71%            88%            216        2,207,000
Hackensack, New Jersey                   123,735          17.75           79%            82%          1,482       13,073,000
Phoenix, Arizona(2)                       80,115          10.93           68%            70%            708        4,855,000
Sacramento, California                    61,484           5.77           82%            82%            528        1,670,000
                                        ------------------------------------------------------------------------------------

                                        1,802,260       $ 10.17           75%            80%         17,098    $ 104,416,000
                                        ------------------------------------------------------------------------------------

(1) The facility purchased in Sugarland, Texas opened in March 1995. Its revenues in excess of direct operating expenses for the period March 1995 to December 31, 1995, as reflected in the Historical Summaries of Combined Gross Revenue and Direct Operating Expenses were a loss of $12,368.

(2) The facility purchased in Phoenix, Arizona opened in November 1995. Its revenues in excess of direct operating expenses for the period November 1995 to December 1995, as reflected in the Historical Summaries of Combined Gross Revenue and Direct Operating Expenses were a loss of $13,295.

ITEM 7:   FINANCIAL STATEMENTS AND EXHIBITS

(a)  FINANCIAL STATEMENTS APPLICABLE TO REAL ESTATE PROPERTIES ACQUIRED.

     *    Report of Independent Accountants.

     * Acquisition Facilities Historical Summaries of Combined Gross Revenue and Direct Operating Expenses for the year ended December 31, 1995 (Audited), and for the nine months ended September 30, 1996 (Unaudited).

     * Notes to Historical Summaries of Combined Gross Revenue and Direct Operating Expenses.


(b)  PRO FORMA FINANCIAL INFORMATION

     * Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 1996.

     * Unaudited Pro Forma Combined Condensed Statement of Operations for the nine months ended September 30, 1996.

     * Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended December 31, 1995.

     *    Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

(c)  EXHIBITS

     Exhibit          Description

     23.0             Consent of Independent Accountants.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
and Shareholders of
Storage USA, Inc.

          We have audited the accompanying Historical Summaries of Combined Gross Revenue and Direct Operating Expenses (the "Historical Summaries") for certain self-storage facilities (the "Acquisition Facilities") described in
Note 1 to the Historical Summaries for the year ended December 31, 1995. These Historical Summaries are the responsibility of the management of the Acquisition Facilities. Our responsibility is to express an opinion on these Historical Summaries based on our audits.

          We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summaries are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summaries.
An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall presentation of the Historical Summaries. We believe that our audits provide a reasonable basis for our opinion.

          The accompanying Historical Summaries were prepared for the purposes of complying with the Rules and Regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K/A of Storage USA, Inc.) as described in Note 1 to the Historical Summaries, and are not intended to be a complete presentation of the Acquisition Facilities' revenues and expenses.

          In our opinion, based on our audits, the Historical Summaries referred to above present fairly, in all material respects, the combined gross revenue and direct operating expenses described in Note 1 of the Acquisition Facilities for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



                                    COOPERS & LYBRAND L.L.P.


Baltimore, Maryland
February 13, 1997

                            ACQUISITION FACILITIES

                    HISTORICAL SUMMARIES OF COMBINED GROSS
                    REVENUE AND DIRECT OPERATING EXPENSES
                            (amounts in thousands)



                                                                       For the                 For the
                                                                     year ended           nine months ended
                                                                     December 31,            September 30,
                                                                        1995                    1996
                                                                     ------------          -----------------
                                                                                             (unaudited)

                                                                                              (note 1)
Gross Revenue:
    Rental revenue                                                      $12,988                   $10,698
    Other revenue                                                            72                        53
                                                                     ------------          -----------------

        Total gross revenue                                              13,060                    10,751
                                                                     ------------          -----------------


Direct Operating Expenses:
     Property operations and maintenance                                  2,456                     2,108
     Real estate taxes                                                      941                       735
                                                                     ------------          -----------------

         Total direct operating expenses                                  3,397                     2,843
                                                                     ------------          -----------------

Revenue in excess of direct operating expenses                          $ 9,663                   $ 7,908
                                                                     ============          =================

                            See accompanying notes.

1.  BASIS OF PRESENTATION

          The Historical Summaries of Combined Gross Revenue and Direct Operating Expenses (the "Historical Summaries") relate to the operation of the following 27 self-storage facilities (the "Acquisition Facilities") which have been acquired by the OP during the period from October 16, 1996 to December 31, 1996.

                       Acquisition Facilities - Locations

Troy, Michigan                         Fredricksburg, Virginia                            Sacramento, California
Grand Rapids, Michigan                 Fredricksburg, Virginia                            Baltimore, Maryland  *
Grandville, Michigan                   Stafford, Virginia                                 Harrison, New Jersey
Mesa, Arizona                          Charlottesville, Virginia                          Orange, New Jersey
Sugarland, Texas                       Nashville, Tennessee                               Secaucus, New Jersey
Nashville, Tennessee                   Antioch, Tennessee                                 Flanders, New Jersey
Nashville, Tennessee                   Nashville, Tennessee                               Hackensack, New Jersey
Mesa, Arizona                          Nashville, Tennessee                               Phoenix, Arizona
Birmingham, Alabama                    Franklin, Tennessee                                Sacramento, California

          * - The Company managed this facility prior to the purchase.

          The Historical Summaries have been prepared pursuant to the Rules and Regulations of the Securities and Exchange Commission for real estate operations to be acquired. The Historical Summaries are not representative of the actual operations for the periods presented, as certain expenses which may not be comparable to the expenses expected to be incurred by the Company in the future operations of the Acquisition Facilities have been excluded. Expenses excluded consist of management fees, interest, depreciation and amortization, professional fees and other indirect costs not directly related to the future operations of the Acquisition Facilities. Rental Income is recognized when due from occupants. Expenses are recognized on the accrual basis.

2.  INTERIM PERIODS

          The unaudited interim Historical Summaries have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments considered necessary for a fair presentation are of a normal recurring nature and have been included. Operating results for the nine months ended September 30, 1996 are not necessarily indicative of future operating results.

                               STORAGE USA, INC.

               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

          The following unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 1996, and the unaudited Pro Forma Combined Condensed Statements of Operations for the nine months ended September 30, 1996, and for the year ended December 31, 1995 have been prepared to reflect the acquisition of the 27 Acquisition Facilities as if the Acquisition Facilities and other previously reported transactions had been consummated at the beginning of the respective periods shown. The Pro Forma Combined Condensed Financial Information is based on the historical financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 and the pro forma financial information set forth in the footnotes to the financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and should be read in conjunction with those financial statements and the notes thereto. The Pro Forma Combined Condensed Balance Sheet was prepared as if the 27 Acquisition Facilities were purchased on September 30, 1996. The Pro Forma Combined Condensed Statements of Operations were prepared as if the Acquisition Facilities were purchased at the beginning of the respective periods reflected thereon. The Combined Condensed Pro Forma Financial Information is not necessarily indicative of the financial position or results of operations which actually would have occurred if such transactions had been consummated on the dates described, nor does it purport to represent the Company's future financial position or results of operations.

                              STORAGE USA, INC.

                  PRO FORMA COMBINED CONDENSED BALANCE SHEET
                           as of September 30, 1996
                                 (Unaudited)
                            (amounts in thousands)

                                             Historical                                             Pro Forma
                                               Storage         Acquisition        Pro Forma          Storage
                                              USA, Inc.        Facilities        Adjustments         USA, Inc.
                                            ------------     --------------     -------------     ------------
Assets:
   Investment in storage facilities, net      $707,540           $105,226                            $812,766
   Cash and equivalents                          3,169                                                  3,169
   Other assets                                  8,942                                                  8,942
                                            ------------     --------------     -------------     ------------

       Total assets                           $719,651           $105,226                $0          $824,877
                                            ============     ==============     =============     ============


Liabilities and Shareholders' Equity
   Line of credit borrowings                    66,138             57,315          (100,000) (a)       23,453
   Mortgage notes payable                       17,972             25,790                              43,762
   Notes payable                                                                    100,000  (a)      100,000
   Accounts payable and accrued expenses         7,401                                                  7,401
   Rents received in advance                     4,651                                                  4,651
   Dividend payable                             11,987                                                 11,987
   Minority interest                            36,485             22,121                              58,606
                                            ------------     --------------     -------------     ------------

        Total liabilities                     $144,634           $105,226                $0          $249,860
                                            ------------     --------------     -------------     ------------

Shareholders' Equity
   Common stock                                    246                                                    246
   Paid-in capital                             607,030                                                607,030
   Notes receivable - officers                  (8,066)                                                (8,066)
   Accumulated deficit                         (15,831)                                               (15,831)
   Distributions in excess of net income        (8,362)                                                (8,362)
                                            ------------     --------------     -------------     ------------

      Total shareholders' equity               575,017                  -                 -           575,017
                                            ------------     --------------     -------------     ------------

      Total liabilities and
        shareholders' equity                  $719,651           $105,226                $0          $824,877
                                            ============     ==============     =============     ============

                            See accompanying notes.

                              STORAGE USA, INC.

             PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                 For the nine months ended September 30, 1996
                                 (Unaudited)
                      (thousands, except per share data)

                                           Historical                                            Pro Forma
                                             Storage          Acquisition       Pro Forma         Storage
                                            USA, Inc.         Facilities       Adjustments        USA, Inc.
                                         --------------    ----------------   -------------     -------------
Property Revenues:
Rental income                                 $73,396            $10,698          $12,854  (b)      $96,948
Management income                                 560                                (216) (c)          344
Other income                                    1,170                 53              136  (d)        1,359
                                         --------------    ----------------   -------------     -------------

       Total revenues                          75,126             10,751           12,774            98,651
                                         --------------    ----------------   -------------     -------------

Property Expenses:
Cost of property operations
       and maintenance                         19,933              2,108            2,962  (e)       25,003
Taxes                                           6,163                735            1,052  (f)        7,950
General & administrative                        3,067                                 600  (g)        3,667
Depreciation & amortization                     8,813                               3,100  (h)       11,913
                                         --------------    ----------------   -------------     -------------

       Total expenses                          37,976              2,843            7,714            48,533
                                         --------------    ----------------   -------------     -------------

       Income from property operations         37,150              7,908            5,060            50,118

Other Income (expenses):
 Interest expense                              (5,848)                             (3,580) (i)       (9,428)
 Interest income                                  506                                                   506
                                         --------------    ----------------   -------------     -------------

Income before minority interest                31,808              7,908            1,480            41,196

Gain on investment                                288                                                   288
                                         --------------    ----------------   -------------     -------------

Income before minority interest                32,096              7,908            1,480            41,484

Minority interest                              (1,915)                             (1,040)(j)        (2,955)
                                         --------------    ----------------   -------------     -------------

 Net income                                   $30,181             $7,908             $440           $38,529
                                         ==============    ================   =============     =============

 Net income per share                           $1.54                                                 $1.56
                                         ==============                                         =============

 Weighted average shares outstanding           19,588                                                24,723
                                         --------------                                         -------------


                            See accompanying notes.

                              STORAGE USA, INC.

             PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                 For the year ended December 31, 1995
                                 (Unaudited)
                      (thousands, except per share data)

                                              Initial
                                              Pro Forma                                            Pro Forma
                                               Storage         Acquisition         Pro Forma        Storage
                                              USA, Inc.         Facilities        Adjustments      USA, Inc.
                                             ----------        -----------       ------------      ---------
Property Revenues:
Rental income                                 $ 81,875           $12,988           $ 27,658  (k)    $122,521
Management income                                1,072                                 (555) (l)         517
Other income                                     1,037                72                370  (m)       1,479
                                             ---------          ---------        ------------      ---------

       Total revenues                           83,984            13,060             27,473         $124,517
                                             ---------          ---------        ------------      ---------

Property Expenses:
Cost of property operations
     and maintenance                            22,385             2,456              5,914  (n)      30,755
Taxes                                            6,171               941              3,002  (o)      10,114
General & administrative                         3,046                                1,300  (p)       4,346
Depreciation & amortization                      9,579                                5,621  (q)      15,200
                                             ---------          ---------        ------------      ---------

        Total expenses                          41,181             3,397             15,837           60,415
                                             ---------          ---------        ------------      ---------

        Income from property operations         42,803             9,663             11,636           64,102

Other Income (expenses):
   Interest expense                             (7,679)                              (5,984) (r)     (13,663)
   Interest income                                 637                                                   637
                                             ---------          ---------        ------------      ---------

Income before minority interest                 35,761             9,663              5,652           51,076

Minority interest                               (1,798)                              (1,854) (s)      (3,652)
                                             ---------          ---------        ------------      ---------

   Net income                                  $33,963           $ 9,663           $  3,798          $47,424
                                             =========          =========        ============      =========

   Net income per share                          $1.93                                                 $1.92
                                             =========                                             =========

   Weighted average shares outstanding          17,562                                                24,723
                                             ---------                                             ---------


                            See accompanying notes.

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE/UNIT AND PER SHARE/UNIT DATA)
                                  (UNAUDITED)



1.        STORAGE USA, INC.

          The historical financial information of Storage USA, Inc. (the "Company") includes SUSA Partnership, LP (the "Operating Partnership"), Storage USA, Trust (the "Trust") and SUSA Management, Inc. ("SUSA Management").


2.        ACQUISITION FACILITIES - BALANCE SHEET

          Amounts reflect the acquisition of 27 facilities acquired from October 16, 1996 to December 31, 1996, for a price of $105,226. The total acquisition price includes the purchase price of the facilities ($104,416) plus the Company's estimated average cost of $30 per property for capital improvements ($810). The total acquisition price was funded with borrowings under the Company's lines of credit, the assumption of $25,790 of mortgages payable, the issuance by the Operating Partnership of $100,000 of 7.125% Notes payable due November 1, 2003, and the issuance of 615,000 units of limited partnership interest in the Operating Partnership ("OP Units"). The OP Units were issued at various amounts per Unit, ranging from $34.41 to $36.60 per unit.


3.        STORAGE USA, INC. - INITIAL PRO FORMA STATEMENT OF OPERATIONS

          The Initial Pro Forma Statement of Operations for the year ended December 31, 1995 is presented as if the Company's public offering of 4,025,000 shares of common stock at $28.375 per share and the acquisition of 63 properties during 1995 had occurred on January 1, 1995.


4.        ACQUISITION FACILITIES - STATEMENT OF OPERATIONS

          The statements of operations for the Acquisition Facilities reflects the results of operations of the Acquisition Facilities for the year ended December 31, 1995, and the results of operations of the Acquisition Facilities for the nine months ended September 30, 1996, which are included in the Acquisition Facilities Historical Summaries of Combined Gross Revenue and Direct Operating Expenses.

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

5.   PRO FORMA ADJUSTMENTS - COMBINED CONDENSED BALANCE SHEET
     Pro Forma Adjustments are as follows:

                                                                                                           AS OF
                                                                                                    SEPTEMBER 30, 1996
                                                                                                    ------------------

(a)  To reflect the issuance of 7.125% Notes payable due November 1,
     2003, and the use of proceeds to repay the line of credit.                                          $   100,000


     PRO FORMA ADJUSTMENTS - STATEMENT OF OPERATIONS

                                                                                                    NINE MONTHS ENDED
                                                                                                    SEPTEMBER 30, 1996
                                                                                                    ------------------

(b)  To record rental income for 29 properties acquired during the
     first six months of 1996 from January 1, 1996 to the date acquired.                                 $     5,268
     To reduce rental income for the 80% of the West Palm Beach
     Acquisition Facility, which was consolidated in the Historical balances.                            $      (240)
     To reduce rental income for the Jacksonville property exchanged for the two Oklahoma facilities, which was consolidated in the
     Historical balances.                                                                                $      (359)
     To record rental income for 18 properties acquired from June 28, 1996
     to July 31, 1996, from January 1, 1996 to the date acquired.                                        $     4,898
     To record rental income for 9 properties acquired from August 1, 1996
     to September 30, 1996, from January 1, 1996 to the date acquired.                                   $     3,287
                                                                                                              ------
     Pro Forma adjustment                                                                                $    12,854

(c)  To reduce management income for the 14 managed properties acquired in the first six months of 1996, the one managed property acquired on August 30, 1996, and the one managed property acquired on November 26, 1996, based on actual management fees
     earned by the Company.                                                                              $      (216)

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

5.   PRO FORMA ADJUSTMENTS - STATEMENT OF OPERATIONS-CONTINUED

                                                                                                    NINE MONTHS ENDED
                                                                                                    SEPTEMBER 30, 1996
                                                                                                    ------------------

 (d) To record other income for 29 properties acquired during the
     first six months of 1996 from January 1, 1996 to the date acquired.                                 $        58
     To reduce other income for the 80% of the West Palm Beach
     Acquisition Facility, which was consolidated in the Historical balances.                            $        (7)
     To record other income for 18 properties acquired from June 28, 1996
     to July 31, 1996, from January 1, 1996 to the date acquired.                                        $        67
     To record other income for 9 properties acquired from August 1, 1996
     to September 30, 1996, from January 1, 1996 to the date acquired.                                   $        18
                                                                                                                 ---
     Pro Forma adjustment                                                                                $       136

(e)  To record the cost of property operations for 29 properties acquired during the first six months of 1996 from January 1, 1996 to the date
     acquired.                                                                                           $     1,367
     To reduce the cost of property operations for 80 % of the West Palm
     Beach Acquisition Facility, which cost was consolidated in the
     Historical balances.                                                                                $       (82)
     To reduce the cost of property operations and maintenance for the
     Jacksonville property exchange for the two Oklahoma facilities,
     which cost was consolidated in the Historical balances.                                             $       (85)
     To record the cost of property operations for the 18 properties acquired from June 28, 1996 to July 31, 1996, from January 1, 1996 to the date
     acquired.                                                                                           $     1,032
     To record the cost of property operations for the 9 properties acquired from August 1, 1996 to September 30, 1996, from January 1, 1996 to
     the date acquired.                                                                                  $       730
                                                                                                               -----
     Pro Forma adjustment                                                                                $     2,962

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

5.   PRO FORMA ADJUSTMENTS - STATEMENT OF OPERATIONS-CONTINUED

                                                                                                    NINE MONTHS ENDED
                                                                                                    SEPTEMBER 30, 1996
                                                                                                    ------------------

(f)  To record taxes for 29 properties acquired during the first
     six months of 1996 from January 1, 1996 to the date acquired.                                       $       399
     To reduce taxes for 80% of the West Palm Beach Acquisition
     Facility, which was consolidated in the Historical balances.                                        $       (18)
     To record taxes for the 18 properties acquired from June 28,
     1996 to July 31, 1996, from January 1, 1996 to the date acquired.                                   $       297
     To reduce taxes for the Jacksonville property exchanged for the two
     Oklahoma facilities, which were consolidated in the Historical balances                             $       (49)
     To record taxes for the 9 properties acquired from August 1, 1996
     to September 30, 1996, from January 1, 1996 to the date acquired.                                   $       223
     To reflect an estimated increase in taxes based on results subsequent
     to acquisition.                                                                                     $       200
                                                                                                               -----
     Pro Forma adjustment                                                                                $     1,052

(g)  To reflect an estimated increase in general and administrative expense
     based on results subsequent to acquisition.                                                         $       600

(h)  To record depreciation for 29 properties acquired during the first six months of 1996 from January 1, 1996 to the date acquired, based on approximately $60,099 of the purchase price being allocated to
     depreciable assets, based on a 40 year life.                                                        $       668
     To record depreciation from January 1, 1996 to the date acquired for the 18 facilities acquired from June 28, 1996 to July 31, 1996 based on approximately $47,160 of the purchase price being allocated to
     depreciable assets and based on a 40 year life.                                                     $       617
     To record depreciation from January 1, 1996 to the date acquired for the 9 facilities acquired from August 1, 1996 to September 30, 1996, based on approximately $24,628 of the purchase price being allocated to
     depreciable assets and based on a 40 year life.                                                     $       376
     To record depreciation on Acquisition Facilities based on approximately
     $76,742 of the purchase price being allocated to depreciable assets and
     based on a 40 year life.                                                                            $     1,439
                                                                                                               -----
     Pro Forma adjustment                                                                                $     3,100

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

5.   PRO FORMA ADJUSTMENTS - STATEMENT OF OPERATIONS-CONTINUED

                                                                                                    NINE MONTHS ENDED
                                                                                                    SEPTEMBER 30, 1996
                                                                                                    ------------------

(i)  To record interest expense for 29 properties acquired during the first six months of 1996 from January 1, 1996 to the date acquired, based
     on bank borrowings at 6.4% and mortgages assumed.                                                   $   (2,393)
     To reflect interest expense from January 1, 1996 to date acquired on
     $62,391 of bank debt utilized to fund the purchase of the 18 properties acquired from June 28, 1996 to July 31, 1996, based on
     bank borrowings at 6.4%.                                                                            $   (2,090)
     To reflect interest expense from January 1, 1996 to date acquired on
     $29,296 of bank debt utilized to fund the purchase of the 9 facilities acquired from August 16, 1996 to September 30, 1996, based on bank borrowings at 6.4% and $4,440 of mortgages
     assumed at 7.0%.                                                                                    $   (1,508)
     To reflect interest expense on bank debt utilized to fund the purchase of the Acquisition Facilities, based on $57,315 of bank borrowings at
     6.4%.                                                                                               $   (2,746)
     To reflect the pro forma effect of additional interest expense due to the issuance of $100,000 of 7.125% Notes payable used to reduce
     lines of credit borrowings, assumed to occur on January 1, 1996.                                    $     (544)
     To reflect interest expense on mortgage notes payable assumed to fund the purchase of the Acquisition Facilities, based on $25,790 of mortgages with a weighted average interest rate of 11.1%,
     assumed to occur on January 1, 1996.                                                                $   (2,149)
     Less: Interest savings as a result of the pro forma effect of the first quarter equity offering of $61,000, the third quarter equity offering of $60,000, and the third quarter equity offering of $99,000,
     all assumed to occur on January 1, 1996.                                                            $    7,750
     Less:  Interest savings as a result of the pro forma effect of reduced lines of credit borrowings due to the non-cash purchase of two
     Oklahoma facilities.                                                                                $      100
                                                                                                             ------
     Pro Forma adjustment                                                                                $   (3,580)

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

5.   PRO FORMA ADJUSTMENTS - STATEMENT OF OPERATIONS-CONTINUED

                                                                                                    NINE MONTHS ENDED
                                                                                                    SEPTEMBER 30, 1996
                                                                                                    ------------------


(j)  To reduce minority interest expense for the nine months ended
     September 30, 1996 on West Palm Beach Acquisition Facility which the
     company had an approximately 20% interest in prior to acquisition.                                  $      109
     To reflect minority interest expense on the 29 facilities acquired during the first six months of 1996, the 18 facilities acquired from
     June 28, 1996 to July 31, 1996, the 9 facilities acquired from
     August 16, 1996 to September 30, 1996, the Acquisition Facilities,
     and the pro forma adjustments.                                                                      $   (1,149)
                                                                                                             ------
     Pro Forma adjustment                                                                                $   (1,040)

     PRO FORMA ADJUSTMENTS - STATEMENT OF OPERATIONS
                                                                                                       YEAR ENDED
                                                                                                    DECEMBER 31, 1995
                                                                                                    -----------------

(k)  To record rental income for 29 properties acquired during the
     first six months of 1996.                                                                           $   14,954
     To reduce rental income for the 80% of the West Palm Beach
     Acquisition Facility as the property was consolidated in the Initial
     Pro Forma balances.                                                                                 $     (489)
     To reduce rental income for the Jacksonville property exchanged for the two Oklahoma facilities, which was consolidated in the
     Initial Pro Forma balances.                                                                         $      (79)
     To record rental income for 18 properties acquired from June 28, 1996
     to July 31, 1996.                                                                                   $    8,906
     To record rental income for 9 properties acquired from August 16, 1996
     to September 30, 1996.                                                                              $    4,366
                                                                                                             ------
     Pro Forma adjustment                                                                                $   27,658

(l)  To reflect the reduction in management income for the fourteen managed properties acquired in the first six months of 1996, for the one managed property acquired on August 30, 1996, and for the one managed property acquired on November 26, 1996, for the period managed by the Company, based on actual management fees
     earned by the Company for the year ended December 31, 1995.                                         $     (555)

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

5.   PRO FORMA ADJUSTMENTS - STATEMENT OF OPERATIONS-CONTINUED

                                                                                                       YEAR ENDED
                                                                                                    DECEMBER 31, 1995
                                                                                                    -----------------

 (m) To record other income for 29 properties acquired during the
     first six months of 1996.                                                                           $      264
     To reduce other income for the 80% of the West Palm Beach
     Acquisition Facility as the property was consolidated in the Initial
     Pro Forma balances.                                                                                 $       (2)
     To record other income for 18 properties acquired from June 28, 1996
     to July 31, 1996.                                                                                   $       76
     To record other income for 9 properties acquired from August 16, 1996
     to September 30, 1996.                                                                              $       32
                                                                                                              -----
     Pro Forma adjustment                                                                                $      370

(n)  To record cost of property operations for 29 properties acquired
     during the first six months of 1996.                                                                $    3,288
     To reduce the cost of property operations and maintenance for the 80% of the West Palm Beach Acquisition Facility as the property
     was consolidated in the Initial Pro Forma balances.                                                 $     (141)
     To reduce the cost of operations for the Jacksonville property exchanged for the two Oklahoma facilities, which was consolidated
     in the Initial Pro Forma balances.                                                                  $      (14)
     To record cost of property operations for 18 properties acquired
     from June 28, 1996 to July 31, 1996.                                                                $    1,870
     To record cost of property operations for 9 properties acquired
     from August 16, 1996 to September 30, 1996.                                                         $      911
                                                                                                              -----
     Pro Forma adjustment                                                                                $    5,914

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

5.   PRO FORMA ADJUSTMENTS - STATEMENT OF OPERATIONS-CONTINUED

                                                                                                       YEAR ENDED
                                                                                                    DECEMBER 31, 1995
                                                                                                    -----------------

(o)  To record taxes for 29 properties acquired during the first six
     months of 1996.                                                                                     $    1,148
     To reflect the estimated increase in taxes based on the
     Company's historical results subsequent to acquisition.                                             $    1,000
     To reduce taxes for the 80% of the West Palm Beach
     Acquisition Facility as the property was consolidated in the
     Initial Pro Forma balances.                                                                         $      (21)
     To reduce taxes for the Jacksonville property exchanged
     for the two Oklahoma facilities, which was consolidated in the
     Initial Pro Forma balances.                                                                         $       (6)
     To record taxes for 18 properties acquired from June 28, 1996
     to July 31, 1996.                                                                                   $      578
     To record taxes for 9 properties acquired from August 16, 1996
     to September 30, 1996.                                                                              $      303
                                                                                                              -----
     Pro Forma adjustment                                                                                $    3,002

(p)  To reflect estimated increase in general and administrative expense based on the Company's historical results subsequent to
     acquisition.                                                                                        $    1,300

(q)  To record depreciation for 29 properties acquired during the first six months of 1996, based on approximately $ 76,261 of the purchase
     price being allocated to depreciable assets, based on a 40 year life.                               $    1,907
     To record depreciation for 18 facilities acquired from June 28, 1996 to July 31, 1996, based on approximately $ 47,160 of the purchase
     price being allocated to depreciable assets and based on a 40 year life.                            $    1,179
     To record depreciation for 9 facilities acquired from August 16, 1996 to September 30, 1996, based on approximately $24,628 of the purchase
     price being allocated to depreciable assets and based on a 40 year life.                            $      616
     To record depreciation for the Acquisition Facilities, based on approximately $76,815 of the purchase price being allocated to
     depreciable assets and based on a 40 year life.                                                     $    1,919
                                                                                                              -----
     Pro Forma adjustment                                                                                $    5,621

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

5.   PRO FORMA ADJUSTMENTS - STATEMENT OF OPERATIONS-CONTINUED

                                                                                                       YEAR ENDED
                                                                                                    DECEMBER 31, 1995
                                                                                                    -----------------

(r)  To record interest expense for 29 properties acquired during the first
     six months of 1996, based on $93,164 of bank borrowings at 6.1%.                                    $   (5,683)
     To reflect interest expense on mortgages assumed of $ 7,060 at 9.0%.                                $     (636)
     To reflect interest expense on bank debt utilized to fund the purchase of the 18 properties acquired from June 28, 1996 to July 31,
     1996, based on $62,391 of bank borrowings at 6.1%.                                                  $   (3,806)
     To reflect interest expense on bank debt utilized to fund the purchase of the 9 facilities acquired from August 16, 1996 to September 30,
     1996, based on $29,296 of bank borrowings at 6.1% and $4,440
     of mortgages assumed at 7.0%.                                                                       $   (2,098)
     To reflect interest expense on bank debt utilized to fund the purchase of the Acquisition Facilities, based on $57,315 of bank borrowings at
     6.1%.                                                                                               $   (3,490)
     To reflect the pro forma effect of additional interest expense due to the issuance of $100,000 of 7.125% Notes payable used to reduce
     lines of credit borrowings, assumed to occur on January 1, 1995.                                    $   (1,025)
     To reflect interest expense on mortgage notes payable assumed to fund the purchase of the Acquisition Facilities, based on $25,790 of mortgages with a weighted average interest rate of 11.1%,
     assumed to occur on January 1, 1995.                                                                $   (2,866)
     Less: Interest savings as a result of the pro forma effect of the first quarter equity offering of $61,000, the third quarter equity offering of $60,000, and the third quarter equity offering of $99,000,
     all assumed to occur on January 1, 1995.                                                            $   13,420
     Less:  Interest savings as a result of the pro forma effect of reduced lines of credit borrowings due to the non-cash purchase of two
     Oklahoma facilities.                                                                                $      200
                                                                                                             ------
     Pro Forma adjustment                                                                                $   (5,984)

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
              (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

5.   PRO FORMA ADJUSTMENTS - STATEMENT OF OPERATIONS-CONTINUED

                                                                                                       YEAR ENDED
                                                                                                    DECEMBER 31, 1995
                                                                                                    -----------------

(s)  To reduce minority interest expense for the year ended
     December 31, 1995 on West Palm Beach Acquisition Facility which the
     company had an approximately 20% interest in prior to acquisition.                                  $      172
     To reflect minority interest expense on the 29 facilities acquired during the first six months of 1996, the 18 facilities acquired from
     June 28, 1996 to July 31, 1996, the 9 facilities acquired from
     August 16, 1996 to September 30, 1996, the Acquisition Facilities,
     and the pro forma adjustments.                                                                      $   (2,026)
                                                                                                             ------
     Pro Forma adjustment                                                                                $   (1,854)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       DATED:  February 18, 1997

                                       STORAGE USA, INC.

                                       By:
                                           -------------------
                                       Thomas E. Robinson
                                       President and
                                       Chief Financial Officer